EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113746 and 333-160612 on Form S-8 of Ingredion Incorporated of our report dated June 29, 2017 appearing in this Annual Report on Form 11-K of the Ingredion Incorporated Retirement Savings Plan for Salaried Employees for the year ended December 31, 2016.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

South Bend, Indiana

June 29, 2017